Exhibit 11

   Computation of Earnings per Share
   ($000 except per share data)

                                               Three months ended                 Nine months ended
                                            Sept. 27,        Sept. 28,       Sept. 27,        Sept. 28,
                                              1997             1996            1997              1996

    PRIMARY:
    Weighted average common shares
      outstanding                               2,760           2,757           2,760             2,757
    Common equivalent shares                      227              55             119                40
                                               ------          ------          ------            ------
    Weighted average common shares and
      common equivalent shares
      outstanding                               2,987           2,812           2,879             2,797
                                              =======          ======          ======            ======
    Net income (loss) from continuing
      operations                               $ (125)          $ 206          $  565            $1,372
    Earnings (loss) from discontinued
      operations                                 (374)             (4)          5,235                92
                                              -------         -------         -------           -------
    Net income (loss) applicable to
      common shares                            $ (499)          $ 202          $5,800            $1,464
                                              =======         =======         =======           =======
    Earnings (loss) per share from
      continuing operations - primary          $(0.04)          $0.07          $ 0.20            $ 0.49

    Earnings (loss) per share from
      discontinued operations - primary         (0.13)           0.00            1.81              0.03
                                              -------         -------         -------           -------
    Earnings (loss) per share - primary        $(0.17)          $0.07          $ 2.01            $ 0.52
                                              =======         =======         =======           =======
    FULLY DILUTED:
    Weighted average common shares
      outstanding                               2,760           2,757           2,760             2,757
    Common equivalent shares                      227              55             149                44
    Additional shares assuming
      conversion of subordinated
      debentures                                    0             564               0               564
                                              -------         -------         -------           -------
    Fully diluted weighted average
      common shares and common
      equivalent shares outstanding             2,987           3,376           2,909             3,365
                                              =======         =======         =======           =======
    Net income (loss) from continuing
      operations                                $(125)          $ 289          $  565            $1,634
    Earnings (loss) from discontinued
      operations                                 (374)             (4)          5,235                92
                                              -------         -------         -------           -------
    Net income (loss) applicable to
      common shares                             $(499)          $ 285          $5,800            $1,726
                                              =======         =======         =======           =======
    Earnings (loss) per share from
      continuing operations - fully
      diluted                                  $(0.04)          $0.07          $ 0.19            $ 0.48
    Earnings (loss) per share from
      discontinued operations - fully
      diluted                                   (0.13)           0.00            1.80              0.03
                                              -------         -------         -------           -------
    Earnings (loss) per share - fully
      diluted                                  $(0.17)          $0.07          $ 1.99            $ 0.51
                                              =======         =======         =======           =======


   ---------------------------------
   Common shares have been adjusted to give effect to the 5% stock dividend paid January 24, 1997.

   The $3,375,000 8% Convertible Subordinated Notes at September 28, 1996 are convertible to common shares at a price of $5.98 per share after giving effect to the stock dividend paid January 24, 1997. The Notes were repaid on May 29, 1997 and options were issued concurrently to the holder of the Notes.

   Earnings per common share and common equivalent share were computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

   Earnings per common share, assuming full dilution, is determined by assuming that at the beginning of the period convertible notes were converted at the price per share in effect at that time and common share options were exercised. As to the options, incremental shares would be calculated using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.